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                                                                     EXHIBIT 3.3

                                     FORM OF

                              CERTIFICATE OF TRUST

                                       OF

                    SLM EDUCATION PRIVATE CREDIT STUDENT LOAN

                              FUNDING TRUST 200_-_

     THIS Certificate of Trust of SLM EDUCATION PRIVATE CREDIT STUDENT LOAN FUNDING TRUST 2002_-_ (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed by this Certificate of Trust is SLM EDUCATION PRIVATE CREDIT STUDENT LOAN FUNDING TRUST 2002_-_.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are the Chase Manhattan Bank USA, National Association, c/o JP Morgan Chase, 500 Stanton Christiana Road, OPS4/3rd Floor, Newark, Delaware 19713. Attn: Institutional Trust Services.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                             CHASE MANHATTAN BANK USA,
                             NATIONAL ASSOCIATION, not in its
                             individual capacity but solely as Trustee



                             By:  _______________________________
                             Name:
                             Title: